SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


                         April 30, 1996
                         Date of Report
               (Date of earliest event reported)


                    CHESAPEAKE ENERGY CORPORATION
     (Exact name of registrant as specified in its charter)


       Delaware                  1-13726             73-1395733
(State or other juris-          (Commission         (IRS Employer
diction of incorporation)       File Number)       Identification)


                   6104 North Western Avenue
                Oklahoma City, Oklahoma   73118
            (Address of Principal Executive Offices)


                         (405)848-8000
                 Registrant's telephone number,
                      including area code

Item 2.      Acquisition or Disposition of Assets.

On April 30, 1996, the Company purchased interests in certain producing and nonproducing oil and gas properties from Amerada Hess Corporation for $35 million, subject to adjustment for activity after the effective date of January 1, 1996. The purchase price was determined by competitive bidding. The properties are located in the Knox and Golden Trend fields of southern Oklahoma, most of which are operated by the Company. The Company estimates that it acquired approximately 58 billion cubic feet equivalent of proved oil and gas reserves. Additionally, the Company acquired approximately 14,000 net acres of unevaluated leasehold. The acquisition was funded with proceeds from the Company's debt and common stock public offerings in April 1996.

Item 7.     Financial Statements and Exhibits.

      (a)  Financial Statements of Businesses Acquired
      (b)  Pro Forma Financial Information

It is impracticable for the Company to provide at this time the required financial statements and pro forma financial information for the business acquired. The Company expects to file such financial statements and pro forma financial information as an amendment to this Form 8-K by July 14, 1996.

      (c)  Exhibits

The following exhibit is filed herewith:

      Exhibit No.                      Description
      -----------                      -----------

           2 Agreement for Purchase and Sale dated as of April 11, 1996 between Amerada Hess Corporation and Chesapeake Operating, Inc.

The exhibits to this agreement, which are listed below, have been omitted. The Company agrees to furnish supplementally a copy of any such omitted exhibit to the Commission upon request.

          Exhibits
          --------
            A   -   Net Revenue and Working Interests in Subject Interests
            A-1 -   Seller's Subject Interests
            B   -   Purchase Price Allocation
            C   -   Preferential Rights and Consents
            D   -   Production Payments and Certain Agreements
            E   -   Litigation and Other Liabilities
            F   -   Assignment, Bill of Sale and Conveyance
            G   -   Advance Payments and Prepayments
            H   -   Overproduction and Underproduction
            I   -   Excluded Assets
            J   -   Oil and Gas Purchase and Processing Agreements

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHESAPEAKE ENERGY CORPORATION

                              MARCUS C. ROWLAND

                              Marcus C. Rowland
                              Vice President and Chief Financial Officer

Dated:  May 15, 1996

                              EXHIBIT INDEX


Exhibit                                              Method of Filing
- -------                                              ----------------
       2.  Agreement for Purchase and Sale    Filed herewith electronically